EXHIBIT 10.1

                      NORTH ATLANTIC TRADING COMPANY, INC.
                        3029 WEST MUHAMMAD ALI BOULEVARD
                           LOUISVILLE, KENTUCKY 40212


April 11, 2006

Mr. James W. Dobbins
North Atlantic Trading Company, Inc.
257 Park Avenue South
New York, New York 10010-7304

Dear Mr. Dobbins:

           As you know, the Board of Directors has approved an increase in your annual salary in the amount of $3,547.50 subject to an amendment to your employment agreement to provide that you will no longer be entitled to the following perquisites: the per annum fee for club membership dues and the term life insurance policy. Accordingly, we hereby agree that the Employment Agreement between you and North Atlantic Trading Company, Inc. dated as of November 21, 2002 (the "Agreement") is amended, pursuant to Section 13 thereof, as follows:

          1. Section 3(c) is hereby amended by deleting the phrase "and up to $3,000 per annum for membership dues with respect to such club membership" where it appears therein and by deleting the sentence "In addition, to the extent obtainable at reasonable premiums (as determined by the Company in its sole discretion), the Company shall provide the Executive with a term life insurance policy in an amount equal to $750,000, with Executive's estate being the beneficiary" where it appears therein.

           This amendment shall be effective as of January 1, 2006. This letter also confirms that, except as amended hereby, the Agreement remains in full force and effect in accordance with its terms.

           If you are in agreement with the foregoing, please sign a copy of this letter where indicated below and return it to us.

                                        Very truly yours,

                                        NORTH ATLANTIC TRADING COMPANY, INC.

                                        By: Douglas P. Rosefsky

                                        /s/ Douglas P. Rosefsky
                                        ----------------------------------------
                                        Douglas P. Rosefsky
                                        Chief Executive Officer

ACKNOWLEDGED AND AGREED:

/s/ James W. Dobbins
-------------------------
James W. Dobbins